EXHIBIT 32.01

SECTION 1350 CERTIFICATION

I, Gerald Corcoran, Chief Executive Officer and I, Jeffrey Miceli, Chief Financial Officer of R. J. O’Brien Fund Management Inc. (“RJOFM”), the Managing Owner of JWH Global Trust (the “Trust”), certify that (i) the attached Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the attached Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Trust.

/s/ Gerald Corcoran	/s/ Jeffrey R. Miceli
Gerald Corcoran	Jeffrey R. Miceli
Chief Executive Officer	Chief Financial Officer
R.J. O’Brien Fund Management, Inc.	R.J. O’Brien Fund Management, Inc.
April 27, 2007	April 27, 2007